                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENTS
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                   ----------

                         LEXINGTON PRECISION CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: _____________________________________________

     (2)  Form, Schedule or Registration Statement No.: _______________________

     (3)  Filing Party: _______________________________________________________

     (4)  Date Filed: _________________________________________________________

                         LEXINGTON PRECISION CORPORATION
                               40 EAST 52ND STREET
                            NEW YORK, NEW YORK 10022

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2006

     Notice is hereby given that the Annual Meeting of Stockholders of LEXINGTON PRECISION CORPORATION (the "Company") will be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, 24th Floor, New York, New York, on Tuesday, May 16, 2006, at 10:30 A.M., for the purpose of considering and acting upon the following matters:

     1. The election of six directors by the holders of Common Stock and $8 Cumulative Convertible Preferred Stock, Series B, as set forth in the accompanying Proxy Statement;

     2. The ratification of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2006; and

     3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 7, 2006, as the record date for determining the stockholders of the Company entitled to receive notice of and to vote at the meeting and any adjournments thereof.

     PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                        By Order of the Board of Directors,


                                        Dennis J. Welhouse
                                        Secretary

April 17, 2006
New York, New York

                         LEXINGTON PRECISION CORPORATION
                               40 EAST 52ND STREET
                            NEW YORK, NEW YORK 10022

                                   ----------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2006

     This Proxy Statement is being mailed to stockholders on or about April 17, 2006, in connection with the solicitation by the Board of Directors of LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of stockholders of the Company to be held on May 16, 2006 (the "Annual Meeting"). Accompanying this Proxy Statement are the Notice of Annual Meeting of Stockholders, a form of proxy for the meeting, and a copy of the Company's Annual Report for the year ended December 31, 2005, which contains financial statements and related data.

     All proxies that are properly completed, signed, and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. The cost of preparing and mailing the accompanying form of proxy and related materials and the cost of soliciting proxies will be borne by the Company. The Company has requested brokers, custodians, and other like parties to distribute proxy materials to the beneficial owners of shares and to solicit their proxies and will reimburse such persons for their services in doing so. Without additional compensation, officers and regular employees of the Company may solicit proxies personally or by telephone. The cost of additional solicitation incurred other than by use of the mails is estimated not to exceed $3,000.

     Only stockholders of record at the close of business on the record date, April 7, 2006, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the record date, there were outstanding 4,981,767 shares of the Company's common stock, $0.25 par value (the "Common Stock"), and 3,300 shares of its $8 Cumulative Convertible Preferred Stock, Series B, $100 par value (the "Series B Preferred Stock"), each entitling the holder thereof to one vote. The holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock present in person or represented by proxy, voting together, will constitute a quorum for all matters before the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, voting together, is required for the election of the six directors. All other matters require the affirmative vote of a majority of the shares of Common Stock and Series B Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from the election of directors will be counted to determine the presence or absence of a quorum for the transaction of business at the Annual Meeting, but they have no legal effect under Delaware law and, consequently, will not affect the outcome of the voting on such proposal. With regard to other proposals, abstentions may be specified and will have the same effect as votes against the subject proposal at the Annual Meeting. Broker nonvotes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) are counted for purposes of determining a quorum for the transaction of business at the Annual Meeting but are not considered as votes for purposes of determining the outcome of a vote.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The bylaws of the Company provide for the election of directors for one year terms. The holders of Common Stock and Series B Preferred Stock, voting together, will be asked to vote at the Annual Meeting for the election of six directors, each to serve until the annual meeting of stockholders to be held in 2007 and until his or her successor has been elected and qualified. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of William B. Conner, Warren Delano, Kenneth I. Greenstein, Michael A. Lubin, Joseph A. Pardo, and Elizabeth H. Ruml as directors to be elected by the holders of Common Stock and Series B Preferred Stock, voting together, to serve until the annual meeting of stockholders to be held in 2007 and until their respective successors shall have been elected and qualified. Messrs. Conner, Delano, Greenstein, Lubin, and Pardo and Ms. Ruml are presently members of the Board of Directors. The proxies cannot be voted for a greater number of persons than six in respect of Proposal 1. Management has no reason to believe that the named nominees will be unable or unwilling to serve, if elected. However, in such case, it is intended that the individuals named in the accompanying proxy will vote for the election of such substituted nominees as the Board of Directors may recommend.

     Certain information concerning the nominees for election pursuant to Proposal 1 is set forth in the following table. The Board of Directors recommends that shareholders vote FOR the election of the named nominees.

                                        PRINCIPAL OCCUPATION, BUSINESS
         NAME           AGE              EXPERIENCE, AND DIRECTORSHIPS
         ----           ---             ------------------------------
William B. Conner        73   Private Investor. President and director of Conner
                              Holding Company, a holding company for aviation
                              companies, and Chairman of the Board of the
                              subsidiaries thereof for more than five years.
                              Director of the Company since 1981.

Warren Delano            55   President of the Company for more than five years.
                              Partner of Lubin, Delano & Company, an investment
                              banking and consulting firm, for more than five
                              years. Director of the Company since 1985.

Kenneth I. Greenstein    76   Secretary of the Company from September 1979 to
                              April 2004. Consultant for more than five years.
                              Prior to becoming a consultant, stockholder of a
                              professional corporation that was a partner in
                              Nixon, Hargrave, Devans & Doyle LLP (now known as
                              Nixon Peabody LLP), a law firm for more than five
                              years. Director of the Company since 1978.

Michael A. Lubin         56   Chairman of the Board of the Company for more than
                              five years. Partner of Lubin, Delano & Company, an
                              investment banking and consulting firm, for more
                              than five years. Director of the Company since
                              1985.

Joseph A. Pardo          72   Consultant for more than five years. Chairman of
                              Phoenix Advisors, LLC for more than five years.
                              During the past five years, Mr. Pardo has served
                              as a financial consultant to a number of public
                              and private companies, including as trustee of
                              various creditor trusts in connection with
                              reorganizations under chapter 11 of the federal
                              bankruptcy code. Mr. Pardo served as Chairman of
                              the Board of Brothers Gourmet Coffee Co. from
                              October 2000 through March 2004 and Director of
                              Weblink Wireless, Inc., a wireless communications
                              company, from March 2001 through September 2002.
                              Director of the Company since 2002.

Elizabeth H. Ruml        53   Retired for more than five years. From June 1999
                              through October 1999, Ms. Ruml was Managing
                              Director and Co-Head of the Group Market Risk
                              Management function at Deutsche Bank. From March
                              1998 through June 1999, she was Managing Director
                              and Head of the Corporate Portfolio Management
                              Group at Bankers Trust Company (now known as
                              Deutsche Bank). From May 1993 through December
                              1997, she was Managing Director and Chief Credit
                              Officer at Salomon Brothers. Director of the
                              Company since 2002.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors met seven times during 2005. Each director attended at least 75% of the meetings held by the Board of Directors and all meetings held by the Committees of the Board of Directors on which such person served.

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The members of those committees are as follows:

   NAME OF COMMITTEE          CHAIRMAN          OTHER MEMBER(S)
   -----------------          --------          ---------------
Audit Committee          Joseph A. Pardo     Kenneth I. Greenstein
                                             Elizabeth H. Ruml

Compensation Committee   William B. Conner   Kenneth I. Greenstein

     The Audit Committee, which is comprised of three non-employee members of the Board of Directors, met five times during 2005. The primary purpose of the Audit Committee is to review the financial information provided to the Company's stockholders and others, to oversee the system of internal financial controls, and to monitor the independent audit process. Its functions include recommending the independent auditors for appointment by the Board of Directors, consulting periodically with the Company's independent auditors as to the nature, scope, and results of their audit of the accounts of the Company, reviewing the Company's internal accounting controls and procedures, and such other related matters as the Audit Committee deems advisable. A paper copy of the Audit Committee Charter may be obtained upon written request to the President, Lexington Precision Corporation, 40 East 52nd Street, New York, NY 10022. The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the rules of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Joseph A. Pardo is qualified to serve as the "audit committee financial expert" of the Company as defined in Item 401(h) of Securities and Exchange Commission's Regulation S-K.

     The Compensation Committee, which is comprised of two non-employee members of the Board of Directors, met two times during 2005. The meetings were held at regularly scheduled Board meetings where other members of the Board could participate. When appropriate, Executive Officers whose compensation was being discussed excused themselves from the meetings. The functions of the Compensation Committee include reviewing salaries, cash bonus awards, and existing or potential compensation plans for the Company's executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards, and compensation plans. Additionally, the Compensation Committee administers the Company's 2005 Stock Award Plan.

     The Board of Directors does not have a standing nominating committee. The Board of Directors has determined that it is not necessary to have a nominating committee because of the relatively small size of the Company and the Board of Directors. The Board of Directors considers recommendations for director nominees from directors and members of management. The Board of Directors is also willing to consider stockholder recommendations for director nominees that are properly received in accordance with all applicable rules and regulations, although no such recommendations have ever been received. The Board of Directors evaluates each prospective nominee on the basis of his or her qualifications.

     Each member of the Board of Directors receives an annual fee of $12,000. Each member of the Audit Committee receives an annual fee of $2,000. Directors receive $1,500 for each Board or Committee meeting attended in person as well as reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors receive $350 for each Board meeting attended by telephone and $750 for each Committee meeting attended by telephone. There are no other fees paid to directors for services rendered as members of the Board.

     The Company does not have a formal process in place for its stockholders to communicate with its Board of Directors but is receptive to communications from its stockholders, which may be made by writing to Michael A. Lubin, Chairman of the Board, Lexington Precision Corporation, 40 East 52nd Street, New York, NY 10022. For the past five years, all of the directors have attended each of the Annual Meetings.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company.

       NAME                        POSITION AND OFFICES                AGE
       ----                        --------------------                ---
Michael A. Lubin     Chairman of the Board                              56
Warren Delano        President and Director                             55
Dennis J. Welhouse   Senior Vice President, Chief Financial Officer,    57
                     and Secretary
Florence T. Herst    Treasurer                                          64

     Mr. Lubin has been Chairman of the Board of the Company for more than five years. For more than five years, Mr. Lubin has been a partner of Lubin, Delano & Company, an investment banking and consulting firm.

     Mr. Delano has been President of the Company for more than five years. For more than five years, Mr. Delano has been a partner of Lubin, Delano & Company, an investment banking and consulting firm.

     Mr. Welhouse has been Senior Vice President and Chief Financial Officer of the Company for more than five years. Since 2004, Mr. Welhouse has also served as Secretary of the Company. Prior to April 2004, for more than five years, Mr. Welhouse was Assistant Secretary of the Company.

     Ms. Herst has served as Treasurer of the Company since February 2005. From January 2001, through January 2005, Ms. Herst served as Assistant Treasurer of the Company, and, for more than five years prior to January 2001, Ms. Herst served as Assistant Controller of Lexington Connector Seals, a division of Lexington Rubber Group, Inc., a wholly-owned subsidiary of the Company.

     Each of the Company's executive officers serves at the pleasure of the Board of Directors.

     CODE OF ETHICS

     The Company has adopted a Code of Ethics that applies to its co-principal executive officers and key financial and accounting personnel. A paper copy of the Code of Ethics may be obtained by written request to the President, Lexington Precision Corporation, 40 East 52nd Street, New York, NY 10022.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 7, 2006, by (1) each director and director nominee,
(2) each of the named executive officers, (3) all directors and executive officers as a group, and (4) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock. The business address of each officer, director, or stockholder listed below is c/o Lexington Precision Corporation, 40 East 52nd Street, New York, NY 10022. The persons named in the table have sole voting and dispositive power with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, except as set forth in the notes to the table.

                                     SHARES OF COMMON STOCK    PERCENT OF
     NAME OF BENEFICIAL OWNER          BENEFICIALLY OWNED     CLASS OWNED
     ------------------------        ----------------------   -----------
Michael A. Lubin                          1,665,078 (1)          33.1%
Warren Delano                             1,396,597 (2)          28.0
William B. Conner                           358,194 (3)           7.2
Dennis J. Welhouse                           90,000               1.8
Joseph A. Pardo                              36,205                 *
Kenneth I. Greenstein                        35,636 (4)             *
Florence T. Herst                             1,078                 *
Elizabeth H. Ruml                                --                --
Directors and executive
   officers as a group (8 persons)        3,490,616 (5)          69.3%

----------
*    Less than 1 percent.

(1) Includes (a) 70,000 shares and 840 warrants to purchase common stock ("Warrants") owned by a limited liability corporation of which Mr. Lubin is the managing member, (b) 50,000 shares and 15,580 Warrants owned by individual retirement accounts of Mr. Lubin, (c) 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Mr. Lubin and Mr. Delano are both beneficiaries, and (d) 22,510 Warrants owned jointly with Mr. Lubin's wife. Also includes an aggregate of 7,230 Warrants that are owned by members of Mr. Lubin's family, as to which Mr. Lubin shares dispositive power but has no voting power.

(2) Includes (a) 110,750 shares owned by individual retirement accounts of Mr. Delano and (b) 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Mr. Delano and Mr. Lubin are both beneficiaries.

(3) Includes 238,194 shares owned by Conner Holding Company, a Nevada corporation, of which Mr. Conner is president, a director, and majority stockholder.

(4) Includes 8,170 shares owned by a retirement benefit plan of which Mr. Greenstein is the sole beneficiary.

(5) See footnotes 1 through 4, above. Total includes 89,062 shares and 3,110 Warrants owned by a retirement benefit plan of which Messrs. Delano and Lubin are beneficiaries that are reported in the shares beneficially owned by both Mr. Delano and Mr. Lubin. For purposes of the calculation of "Percent of Class Owned" for the directors and executive officers as a group, the 89,062 shares and 3,110 Warrants owned by Messrs. Delano and Lubin's retirement benefit plan are included in the numerator and the denominator only once.

EQUITY COMPENSATION PLAN INFORMATION

     At the 2005 Annual Meeting the stockholders of the Company voted to adopt the Lexington Precision Corporation 2005 Stock Award Plan (the "Plan"). The Plan is administered by the Company's Compensation Committee and permits the Compensation Committee to award to officers and other key employees of the Company stock options, stock appreciation rights, restricted stock, performance shares, or performance units. In January 2006, the Compensation Committee awarded 50,000 shares of Common Stock to an employee of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers and directors and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish to the Company copies of all such filings.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, officers, and beneficial owners complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2005.

                             EXECUTIVE COMPENSATION

     The following table summarizes, for the Company's past three fiscal years, the compensation paid to each of the Company's co-principal executive officers and to each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000.

                                                     ANNUAL
                                                  COMPENSATION
                                             ---------------------      ALL OTHER
      NAME AND POSITION        FISCAL YEAR   SALARY($)    BONUS($)   COMPENSATION($)
      -----------------        -----------   ---------    --------   ---------------
Michael A. Lubin                   2005      364,500 (1)       --          --
   Chairman of the Board           2004      371,350 (1)       --          --
   (co-principal executive         2003      267,725 (1)       --          --
   officer)
Warren Delano                      2005      364,500 (2)       --          --
   President and Director          2004      371,350 (2)       --          --
   (co-principal executive         2003      267,725 (2)       --          --
   officer)
Dennis J. Welhouse                 2005      158,000           --       4,715 (3)
   Senior Vice President,          2004      157,250           --       6,119 (3)
   Chief Financial                 2003      155,000       75,000       5,655 (3)
   Officer, and Secretary

(1) Includes (a) compensation, paid indirectly to Mr. Lubin through Lubin, Delano & Company, in the amount of $350,000 during each of 2005 and 2004 and $250,000 during 2003 for services rendered as an executive officer of the Company and (b) fees paid to Mr. Lubin for serving as a member of the Company's Board of Directors. Lubin, Delano & Company is an investment banking and consulting firm of which Messrs. Lubin and Delano are the only partners. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(2) Includes (a) compensation, paid indirectly to Mr. Delano through Lubin, Delano & Company, in the amount of $350,000 during each of 2005 and 2004 and $250,000 during 2003 for services rendered as an executive officer of the Company and (b) fees paid to Mr. Delano for serving as a member of the Company's Board of Directors. See "Compensation Committee Report on Executive Compensation" and "Certain Relationships and Transactions."

(3) Includes (a) Company contributions of $3,753, $5,130, and $4,650, made to Mr. Welhouse's account under the Company's 401(k) Plan in 2005, 2004, and 2003, respectively, (b) insurance premiums of $965, $958, and $942 paid by the Company in 2005, 2004, and 2003, respectively, for term life insurance owned by Mr. Welhouse, and (c) imputed interest of $31 and $63 in 2004 and 2003, respectively.

     No stock options, stock appreciation rights, restricted stock, performance shares, or performance units were granted to or exercised by any of the persons named in the summary compensation table above during 2005, 2004, or 2003. In each of 2003, 2004, and 2005, 5,000 shares of restricted stock that had been awarded in 2000 to Mr. Welhouse under the Company's 1984 Restricted Stock Award Plan, vested.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of two non-employee members of the Board of Directors. The Compensation Committee is responsible for reviewing salaries, cash bonus awards, and existing or potential compensation plans for the Company's executive officers and other eligible employees and making recommendations to the Board of Directors regarding such salaries, cash bonus awards, and compensation plans. The membership of the Compensation Committee is determined by the Board.

COMPENSATION PHILOSOPHY AND POLICY

     The Company's compensation program is designed to motivate and reward the Company's executive officers for attaining financial, operational, and strategic objectives that will contribute to the overall goal of enhancing stockholder value and promote the Company's success in attracting, developing, and retaining key executives and management personnel critical to its long term success. The Compensation Committee believes that executive compensation should be based on objective measures of performance at the individual, divisional, and corporate levels, should be driven primarily by the long-term interests of the Company and its stockholders, and should be linked to the enhancement of stockholder value. In addition to reviewing compensation of executive officers, the Compensation Committee also considers recommendations from the co-chief executive officers regarding compensation for those executives reporting directly to them. The principal elements of the compensation plan include base salary and cash bonus awards.

COMPONENTS OF EXECUTIVE COMPENSATION

     The compensation program for executive officers consists of the following components:

     BASE SALARY. In determining the base pay levels for executive officers of the Company, the Compensation Committee considers the compensation paid by a group of industrial companies that are generally similar to the Company with respect to type of business, sales volume, cash flow, and market capitalization. The companies that make up the comparable group are subject to change as companies merge with, or are acquired by, other companies or because companies cease publishing compensation data for other reasons. Base pay levels, prior to taking into account other factors considered by the Compensation Committee, are at the mid-range of base pay levels for such group of companies. The base salaries of the named executive officers were last adjusted effective January 1, 2004. The increase in the compensation payable to Messrs. Delano and Lubin was made in order to adjust their compensation to a level that the Compensation Committee considered appropriate at that time and under the circumstances. Messrs. Delano and Lubin had previously been paid a base salary of $250,000 each, through Lubin, Delano & Company, since 1999. The Compensation Committee believes that the Company's most direct competitors are private companies that do not publicly disclose information regarding executive compensation, financial condition, or operating performance. The Compensation Committee also believes that the companies with which the Company compares itself for the purpose of determining executive compensation are not necessarily included in the indices used to compare stockholder returns that are contained elsewhere in this Proxy Statement. In determining the salary component of compensation packages for executive officers, the Compensation Committee also takes into consideration the recent performance of the individual and the Company, the experience of the individual, and the scope and complexity of the position. The Compensation Committee does not assign weights to these factors and does not consider any one factor more important than another. The 2005, 2004, and 2003 salaries of the named executive officers are shown in the "Salary" column of the summary compensation table in the section entitled "Executive Compensation" above. Salaries for executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on subjective evaluation of such factors as the individual's level of responsibility and performance.

     INCENTIVE COMPENSATION PLAN. To provide incentives to increase profitability, the Company has an incentive compensation plan that provides for the payment of cash bonus awards to executive officers and other eligible employees of the Company. Bonus awards for eligible divisional employees are usually based upon the attainment of predetermined targets for earnings before interest, taxes, depreciation, and amortization (EBITDA) at each respective division. Bonus awards for executive officers and other eligible corporate employees are based upon the attainment of a predetermined consolidated EBITDA target. The Compensation Committee is responsible for the supervision of the incentive compensation plan. The Company also has a restricted stock plan (the "2005 Stock Award Plan") that permits it to award nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares, or performance units to officers and key employees of the Company. In January 2006, the Compensation Committee awarded 50,000 restricted shares of Common Stock to an employee of the Company. No awards under the 2005 Stock Award Plan were granted to, exercised by, or held by any of the persons named in the summary compensation table above during 2005, 2004, or 2003.

     From time to time, the Company awards cash bonuses to key employees who have provided unusual service to the Company. In 2003, Mr. Welhouse received such an award in the amount of $75,000.

     COMPENSATION OF MESSRS. DELANO AND LUBIN. Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 2005, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, totaled $700,000. The Company's arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated EBITDA targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or other similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 2005, 2004, or 2003 and no additional compensation for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 2005, 2004, or 2003.

     The Committee believes that the quality of executive leadership significantly affects long term performance and that it is in the best interest of the stockholders to compensate executive leadership fairly for achievements that meet or exceed the standards set by the Committee, so long as there is corresponding risk when performance falls short of such standards.

     The compensation paid for the combined services of Messrs. Delano and Lubin as President and Chairman of the Board of the Company, respectively, was agreed to after considering the responsibilities of such positions and the competitive marketplace for executive talent. The Compensation Committee believes that the compensation paid to Lubin, Delano & Company during 2005 for the combined services of Messrs. Delano and Lubin as executive officers of the Company comports with the Compensation Committee's subjective perception of the base compensation levels of chief executives employed by other industrial companies, both public and private.

                                        COMPENSATION COMMITTEE

                                        William B. Conner, Chairman
                                        Kenneth I. Greenstein, Member

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and performs the other duties and responsibilities set forth in the Audit Committee Charter. It is the responsibility of the Company's independent auditors to perform an independent audit of and express an opinion on the Company's financial statements. The Audit Committee's responsibility is one of review and oversight. In fulfilling its oversight responsibilities:

     (1) The Audit Committee has reviewed and discussed with the Company's management the audited financial statements.

     (2) The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards, AU Section 380."

     (3) The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Ernst & Young LLP the independence of that firm as the Company's auditors.

     (4) Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

     In 2000, the Board of Directors adopted a written charter for the Audit Committee, which sets forth the operating practices and responsibilities of the Audit Committee. Each of the Audit Committee members is independent, as defined in Rule 4200(a) of the listing standards of the National Association of Securities Dealers.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting, auditing, or auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

                                        AUDIT COMMITTEE

                                        Joseph A. Pardo, Chairman
                                        Kenneth I. Greenstein, Member
                                        Elizabeth H. Ruml, Member

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are William B. Conner and Kenneth I. Greenstein. Neither Mr. Conner nor Mr. Greenstein has ever been an employee of the Company, and Mr. Conner, who is the Chairman of the Compensation Committee, has never been an officer of the Company. Mr. Greenstein served as Secretary of the Company from September 1979 to April 2004 although he received no compensation for acting in such capacity.

                             STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total return on the Company's Common Stock, based on the market price of the Common Stock, with the yearly cumulative total return on the common stock of companies in the Standard & Poors (S&P) 500 Index and the NASDAQ Composite Index.

                    COMPARISON OF FIVE-YEAR TOTAL RETURN FOR
  LEXINGTON PRECISION CORPORATION, S & P 500 INDEX, AND NASDAQ COMPOSITE INDEX

                              (PERFORMANCE GRAPH)

                                   12/31/00    12/31/01   12/31/02    12/31/03    12/31/04    13/31/05

Lexington Precision Corporation
Shares of Common Stock              100.00        39.24      67.09      101.27       75.95       88.61

S&P 500 Index                       100.00        86.96      66.64       84.22       91.79       94.55

NASDAQ Composite Index              100.00        78.95      54.06       81.09       88.06       89.27



                             YEAR ENDED DECEMBER 31

     At December 31, 2000, 2001, 2002, 2003, 2004, and 2005, the last trades listed on the OTC Bulletin Board, provided by the National Association of Securities Dealers, were $0.79, $0.31, $0.53, $0.80, $0.60, and $0.70 per share of Common Stock, respectively. The Company believes that nine brokerage firms currently make a market in the Company's Common Stock, although both bid and asked quotations may be limited.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Warren Delano and Michael A. Lubin beneficially own 28.0% and 33.1%, respectively, of the Common Stock of the Company.

     Messrs. Delano and Lubin are compensated indirectly by the Company through payments made to Lubin, Delano & Company, an investment banking and consulting firm of which they are the only partners. During 2005, the aggregate payments made to Lubin, Delano & Company for services provided by Messrs. Delano and Lubin in their capacities as President and Chairman of the Board, respectively, were $700,000. The Company's arrangements with Lubin, Delano & Company also provide for an incentive fee based upon the attainment of predetermined consolidated EBITDA targets and additional compensation, as mutually agreed upon, for services provided by Lubin, Delano & Company in connection with acquisitions, divestitures, financings, or other similar transactions involving the Company. Messrs. Delano and Lubin received no payments under the incentive compensation plan for 2005 and no additional compensation for services provided in connection with acquisitions, divestitures, financings, or similar transactions during 2005.

     In April 2005, Mr. Lubin purchased from a third party 2,096 units consisting of $2,096,000 aggregate principal amount of the Company's 12% Senior Subordinated Notes and 20,960 warrants to purchase Common Stock. The purchase price for such units was $628,800 plus accrued interest on the 12% Senior Subordinated Notes underlying the units through the date of purchase. Mr. Lubin granted the Company an option pursuant to which the Company could at any time prior to August 1, 2005, purchase from him the 2,096 units for $628,800 plus interest accrued on the underlying 12% Senior Subordinated Notes. The option expired unexercised on August 1, 2005. Mr. Lubin and his family members own the 13% Junior subordinated Notes, $4,616,000 aggregate principal amount of the 12% Senior Subordinated Notes, and 49,627 warrants to purchase Common Stock. The Lubin & Delano Profit Sharing Plan, of which Messrs. Delano and Lubin are the sole beneficiaries, owns $311,000 principal amount of the 12% Senior Subordinated Notes and 3,110 warrants to purchase Common Stock.

        PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for the year ending December 31, 2006. Ernst & Young LLP has been employed by the Company as its independent auditor since the Company's fiscal year ended May 31, 1989. Set forth below is a breakdown of the fees billed to the Company by Ernst & Young LLP for the twelve-month periods ended December 31, 2005 and 2004:

                   2005         2004
                 --------     --------
Audit Fees       $337,301     $309,182
Tax Fees           26,875(1)    15,500(1)
All Other Fees     44,262(2)    40,471(3)
                 --------     --------
                 $408,438     $365,153
                 ========     ========

     (1) Assistance with the preparation of federal and state income tax returns.

     (2) Comprised of fees for the audit of Lexington Rubber Group, Inc., a wholly-owned subsidiary of Lexington Precision Corporation ($35,000), and the audit of the Lexington Precision Corporation Retirement & Savings Plan ($9,262).

     (3) Comprised of (a) review of compliance with Sarbanes-Oxley Act of 2002 ($13,571), (b) audit of Lexington Rubber Group, Inc., a wholly-owned subsidiary of Lexington Precision Corporation ($20,000), and (c) audit of the Lexington Precision Corporation Retirement & Savings Plan ($6,900).

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee adopted a pre-approval policy in 2003 pursuant to which the Audit Committee pre-approves each non-audit engagement or service performed by the Company's independent auditor. Prior to pre-approving any such non-audit engagement or service, it is the Committee's practice to first gather information regarding the engagement or requested service that explains the specific engagement or service and enables the Committee to make a well-reasoned assessment of the impact of the engagement or service on the auditor's independence. In addition, the Audit Committee may authorize the executive officers of the Company to incur fees for non-audit services without the specific approval of the Committee, provided that the fees for such services do not exceed $15,000. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approved all non-audit engagements for services provided by our independent auditor after May 6, 2003.

     The bylaws of the Company do not require that the stockholders ratify the appointment of Ernst & Young LLP as our independent auditor; however, we are seeking ratification because we believe it is a matter of good corporate governance practice. It is intended that, unless any proxy is marked to the contrary, the shares represented by such proxy shall be voted for the ratification of such appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may nevertheless retain Ernst & Young LLP as the Company's independent auditor. If the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

     It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

     The Board of Directors recommends that shareholders vote FOR such ratification.

                              STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the next annual meeting (to be held in 2007) must be received by the Secretary of the Company on or before December 1, 2006, in order to be included in the proxy statement and the proxy for that meeting. Proposals should be directed to the Secretary, Lexington Precision Corporation, 40 East 52nd Street, New York, NY 10022, and must comply with applicable requirements of the federal securities laws and the Company's bylaws.

                                  OTHER MATTERS

     Management does not know of any other matters that are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     Accompanying this Proxy Statement is a copy of the Company's Annual Report, which includes financial statements and related data.

     According to the rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions "Audit Committee Report," "Compensation Committee Report on Executive Compensation," and "Stock Price Performance" will not be deemed to be "soliciting material" or filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                        By Order of the Board of Directors,


                                        Dennis J. Welhouse
                                        Secretary

Dated: April 17, 2006
       New York, New York

LEXINGTON PRECISION CORPORATION

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        MR A SAMPLE                                         000000000.000 ext
        DESIGNATION (IF ANY)                                000000000.000 ext
        ADD 1                                               000000000.000 ext
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        ADD 3
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                                                            C 1234567890 J N T


                              [ ] Mark this box with an X if you have made
                                  changes to your name or address details above.



ANNUAL MEETING PROXY CARD

A   ELECTION OF DIRECTORS


1. The Board of Directors recommends a vote FOR the listed nominees.

                            FOR  WITHHOLD                          FOR  WITHHOLD

01 - William B. Conner      [ ]    [ ]      05 - Joseph A. Pardo   [ ]    [ ]

02 - Warren Delano          [ ]    [ ]      04 - Michael A. Lubin  [ ]    [ ]

03 - Kenneth I. Greenstein  [ ]    [ ]      06 - Elizabeth H. Ruml [ ]    [ ]


B   ISSUES

The Board of Directors recommends a vote FOR the following proposal.

                                                   FOR    AGAINST    ABSTAIN

2. Ratify the appointment of Ernst & Young LLP     [ ]      [ ]        [ ]
   as the Company's independent auditors.



Proxies may vote on such other matters as may properly come before the meeting and any adjournments thereof.


C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.


Signature 1 - Please keep signature within the box
--------------------------------------------------

--------------------------------------------------

Signature 2 - Please keep signature within the box
--------------------------------------------------

--------------------------------------------------

Date (mm/dd/yyyy)
--------------------------------------------------
             /             /
--------------------------------------------------

                                        1 U P X                 0 0 8 4 8 5

-------------------------------------------------------------------------------
PROXY - LEXINGTON PRECISION CORPORATION
-------------------------------------------------------------------------------

40 EAST 52ND STREET, NEW YORK, NEW YORK 10022

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2006

The undersigned hereby appoints as Proxies, each of WARREN DELANO and DENNIS J. WELHOUSE, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of capital stock of Lexington Precision Corporation held of record by the undersigned on April 7, 2006, at the Annual Meeting of Stockholders to be held on May 16, 2006, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE OF THIS CARD, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.